EXHIBIT 10(ah)
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                                WAIVER AGREEMENT

     This Waiver Agreement (this "Waiver Agreement") is entered into on August 13, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SPIRE CORPORATION, a Massachusetts corporation, SPIRE SOLAR, INC., a Massachusetts corporation, SPIRE BIOMEDICAL, INC., a Massachusetts corporation, each with offices located at One Patriots Park, Bedford, Massachusetts 01730, and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company (formerly known as Bandwidth Semiconductor, LLC), with offices at 25 Sagamore Park Road, Hudson, NH 03051 (jointly and severally, individually and collectively, the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 22, 2009, evidenced by, among other documents, (i) a certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of June 22, 2009, with an effective date as of May 31, 2009, between Borrower and Bank, (as amended, the "Domestic Loan Agreement") and (ii) a certain EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (as amended, the "EXIM Agreement") entered into as of June 22, 2009, with an effective date of May 31, 2009. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Domestic Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Domestic Loan Agreement and the EXIM Agreement.

Hereinafter, the Domestic Loan Agreement and the EXIM Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the "Existing Loan Documents".

3. WAIVER. Bank hereby waives Borrower's (i) failure to comply with the minimum Tangible Net Worth requirement set forth in Section 6.9(a) of the Domestic Loan Agreement for the compliance period ended June 30, 2009 and (ii) Event of Default (as such term is defined in the EXIM Agreement) pursuant to Section 8.4 (DOMESTIC DEFAULT) caused by virtue of Borrower's Tangible Net Worth violation under the Domestic Loan Agreement described above (collectively, the events of default described in clause (i) and (ii) above are referred to herein as the "Existing Defaults"). The Bank's waiver of Borrower's compliance with said foregoing Existing Defaults shall apply only to the foregoing specific period and shall not constitute a continuing waiver.

4. FEES. Borrower shall pay to Bank a waiver fee equal to $5,000.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred by Bank in connection with the Existing Loan Documents and this Waiver Agreement.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates dated as of June 22, 2009 delivered to Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificates has not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Waiver Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to waive the Existing Defaults pursuant to this Waiver Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations. Nothing in this Waiver Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Waiver Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Waiver Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Waiver Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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

     This Waiver Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:


SPIRE CORPORATION

By     /s/ Roger G. Little           By     /s/ Christian Dufresne
       -------------------------            -----------------------------------
Name:  Roger G. Little               Name:  Christian Dufresne, Ph.D.
Title: Chief Executive Officer       Title: Chief Financial Officer & Treasurer


SPIRE SOLAR, INC.

By     /s/ Roger G. Little           By     /s/ Christian Dufresne
       -------------------------            -----------------------------------
Name:  Roger G. Little               Name:  Christian Dufresne, Ph.D.
Title: Chief Executive Officer       Title: Chief Financial Officer & Treasurer


SPIRE BIOMEDICAL, INC.

By     /s/ Roger G. Little           By     /s/ Christian Dufresne
       -------------------------            -----------------------------------
Name:  Roger G. Little               Name:  Christian Dufresne, Ph.D.
Title: Chief Executive Officer       Title: Chief Financial Officer & Treasurer


SPIRE SEMICONDUCTOR, LLC f/k/a BANDWITH
SEMICONDUCTOR, LLC

By: Spire Corporation, a Massachusetts corporation,
its sole Member and Manager

By     /s/ Roger G. Little           By     /s/ Christian Dufresne
       -------------------------            -----------------------------------
Name:  Roger G. Little               Name:  Christian Dufresne, Ph.D.
Title: Chief Executive Officer       Title: Chief Financial Officer & Treasurer



BANK:

SILICON VALLEY BANK

By     /s/ Jay T. Tracy
       -------------------------
Name:  Jay T. Tracy
Title: Vice President


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